                                                                    Exhibit 99.1

[LOGO]
 FBR

For Immediate Release
---------------------
Media Contact:  Michael W. Robinson 703.312.1830 or mrobinson@fbr.com
                                                    -----------------
Investor Contact:  Kurt R. Harrington 703.312.9647 or kharrington@fbr.com
                                                      -------------------


                   Friedman, Billings, Ramsey Group Reports
                          Second Quarter 2001 Results

            Net Income of $5.1 Million or $0.10 Per Share Reported


ARLINGTON, Va., July 26, 2001 - Friedman, Billings, Ramsey Group, Inc. (NYSE:
FBR) today reported net income of $5.1 million, or $0.10 (diluted) per share, for the quarter ended June 30, 2001, versus net income of $5.3 million, or $0.11 (diluted) per share, for the same quarter last year. Revenues were $55.2 million for the second quarter, compared with $43.5 million for the same quarter a year ago.

"FBR's core operating business has continued to strengthen throughout the first half of the year," Vice Chairman and Co-Chief Executive Officer Eric F. Billings said. "The full magnitude of this improvement is obscured by the $44.5 million in incentive allocation revenue (carried interest), primarily from our technology venture capital portfolio, that we recorded during the first six months of last year. Excluding such unusual gains, our results for the quarter just ended and for the first six months of the year were significantly higher than the year-ago periods."

For the first six months of the year, FBR reported a loss of $(0.02) (diluted) per share on revenues of $77.6 million, versus earnings of $0.23 (diluted) per share on revenues of $109.8 million for the same period in 2000.

In its capital markets business, FBR reported investment banking revenue for the quarter of $32.8 million, up from $9.9 million in the second quarter of 2000. The Company reported quarterly institutional brokerage revenue of $11.3 million, essentially flat versus the second quarter of 2000, net of more than $6.0 million in proprietary trading gains (the Company reported $17.4 million in institutional brokerage revenue in the second quarter of 2000).

In its asset management business, the Company reported fee revenue of $5.5 million for the quarter, reflecting the organic growth in several of FBR's existing asset management vehicles, as well as the addition of managed assets from the acquisition of Money Management Associates LP (MMA) and the addition of mutual fund administration fee revenue from the acquisition of Rushmore Bank & Trust. Base fees were $5.2 million in the second quarter of 2001 versus $2.2 million in the second quarter of 2000.

"During the second quarter we continued to add recurring revenues in our asset management business," Chairman and Co-Chief Executive Officer Emanuel J. Friedman said. "In the quarter, we finalized our acquisition of MMA/Rushmore, closed on new alternative asset management products, and saw the assets in several existing vehicles increase." Mr. Friedman added that at the end of the quarter, FBR's mutual fund and money market fund assets under management stood at $1.15 billion, which includes $870 million in assets from MMA, as well as a 133 percent increase in the assets of FBR's family of existing mutual funds since the beginning of the year. Following the MMA acquisition, FBR now has three equity mutual funds and six money market, index, and fixed income funds and total assets under management of more than $1.8 billion.

In addition to asset management fees, the MMA/Rushmore acquisition also provided FBR with other sources of recurring revenues through Rushmore's banking platform and mutual fund processing services. During the quarter, the total revenue from the acquired businesses (base asset management fees, spread income, and mutual fund processing services) was $2.6 million.

During the quarter, the Company also announced it had opened an office in Cleveland staffed by seven investment banking professionals focused on financial institutions and diversified industries in the Midwest, as well as adding institutional brokers and research analysts in London and New York.

Mr. Billings added: "We've been able to attract very talented people across our research, sales, and investment banking platforms during the last several months. While we continue to actively recruit institutional and high net worth sales personnel, we are nearing completion of the hiring plan we announced at the beginning of this year."

"Indeed, the on-going rotation of capital into the financial institutions and real estate sectors - key areas of expertise for us - combined with a competitive landscape that offers opportunities for a company like ours, helped us execute more than $1 billion in transactions for our investment banking clients through the first six months of the year."

FBR had 46.1 million common shares outstanding, shareholders' equity of $200.3 million, and book value per share of $4.35 as of June 30, 2001, including the effect of the employee stock purchase and loan program that was announced on June 27, 2001. Total assets as of June 30, 2001, were $299.3 million.

Investors who want to listen to the Company's 9 a.m. (Eastern Time) conference call may do so via the web at: http://dmg.activate.com/dmgi.dll?1548&ikzw.
                               ------------------------------------------
Replays of the webcast will be available afterward.

Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a financial holding company for businesses that provide investment banking, institutional brokerage, specialized asset management, and banking products and services. FBR provides capital and financial expertise throughout a company's lifecycle and affords investors access to a range of proprietary financial products and services. Headquartered in the Washington metropolitan area, FBR has offices in Arlington and Reston, Va., Atlanta, Bethesda, Md., Boston, Charlotte, Chicago, Cleveland, Dallas, Irvine, Ca., New York City, Portland, Seattle, London, and Vienna. Bank products and services are offered by FBR National

Bank & Trust, member FDIC and an Equal Housing Lender. For more information, see www.fbr.com.
                                      # # #

         Statements concerning future performance, developments, or events, expectations or plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include but are not limited to competition among venture capital firms and the high degree of risk associated with venture capital investments, the effect of demand for public offerings and advisory services, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.


Note to Editors: 2-pages of financial information follow this page.

         FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
[LOGO]   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 FBR     (Dollars in thousands, except per share amounts)
         (Unaudited)

                                                                                Three months ended
                                                                                     June 30,

                                                             2001              %              2000              %
                                                        --------------   -------------    -------------    ------------
REVENUES:
Investment banking                                           $  32,811            59.5%       $   9,946            22.8%
Institutional brokerage                                         11,345            20.6%          17,415            40.0%
Asset management                                                 8,990            16.3%          13,823            31.8%
Interest, dividends and other                                    2,006             3.6%           2,352             5.4%
                                                        --------------   -------------    -------------    ------------

             Total revenues                                     55,152           100.0%          43,536           100.0%
                                                        --------------   -------------    -------------    ------------
EXPENSES:
Compensation and benefits                                       32,756            59.4%          25,209            57.9%
Business development and professional services                   8,205            14.9%           4,391            10.1%
Interest                                                           334             0.6%             319             0.7%
Other                                                            8,747            15.8%           7,552            17.4%
                                                        --------------   -------------    -------------    ------------

             Total expenses                                     50,042            90.7%          37,471            86.1%
                                                        --------------   -------------    -------------    ------------

             Net income before income taxes                      5,110             9.3%           6,065            13.9%

Provision for income taxes                                           -             0.0%             785             1.8%
                                                        --------------   -------------    -------------    ------------

             Net income                                      $   5,110             9.3%       $   5,280            12.1%
                                                        ==============   =============    =============    ============


Basic earnings per share                                     $    0.10                        $    0.11
                                                        ==============                    =============
Diluted earnings per share                                   $    0.10                        $    0.11
                                                        ==============                    =============

Weighted average shares - basic                                 49,209                           49,106
                                                        ==============                    =============
Weighted average shares - diluted                               49,230                           50,065
                                                        ==============                    =============

       FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
[LOGO] CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
  FBR  (Dollars in thousands, except per share amounts)
       (Unaudited)

                                                                                Six months ended
                                                                                     June 30,

                                                              2001              %              2000              %
                                                        ---------------  ---------------  --------------   --------------
REVENUES:
Investment banking                                            $ 42,709            55.0%        $ 26,642            24.3%
Institutional brokerage                                         23,882            30.8%          29,092            26.5%
Asset management                                                 6,768             8.7%          49,700            45.3%
Interest, dividends and other                                    4,246             5.5%           4,345             3.9%
                                                        ---------------  ---------------  --------------   --------------

             Total revenues                                     77,605           100.0%         109,779           100.0%
                                                        ---------------  ---------------  --------------   --------------

EXPENSES:
Compensation and benefits                                       49,007            63.2%          71,432            65.1%
Business development and professional services                  13,531            17.4%           9,008             8.2%
Interest                                                           415             0.5%             541             0.5%
Other                                                           15,681            20.2%          14,177            12.9%
                                                        ---------------  ---------------  --------------   --------------

             Total expenses                                     78,634           101.3%          95,158            86.7%
                                                        ---------------  ---------------  --------------   --------------

             Net (loss) income before income taxes              (1,029)           -1.3%          14,621            13.3%

Provision for income taxes                                           -             0.0%           2,924             2.6%
                                                        ---------------  ---------------  --------------   --------------

             Net (loss) income                                $ (1,029)           -1.3%        $ 11,697            10.7%
                                                        ===============  ===============  ==============   ==============


Basic (loss) earnings per share                               $  (0.02)                        $   0.24
                                                        ===============                   ==============
Diluted (loss) earnings per share                             $  (0.02)                        $   0.23
                                                        ===============                   ==============

Weighted average shares  - basic                                49,298                           49,064
                                                        ===============                   ==============
Weighted average shares  - diluted                              49,298                           50,996
                                                        ===============                   ==============